Exhibit 99.1

FOR IMMEDIATE RELEASE

VALSPAR REPORTS SECOND QUARTER RESULTS

MINNEAPOLIS, May 14, 2007 – The Valspar Corporation (NYSE-VAL) today reported its results for the second-quarter ended April 27, 2007.

Second quarter sales totaled $808.5 million, a 5.4 percent increase from the second quarter of 2006. Net income for the second quarter was $41.5 million. Adjusted earnings per share were $0.40 for the quarter, which excludes a non-cash adjustment of $0.05 per share for Huarun minority interest shares. Reported earnings per share were $0.35. In 2006, second-quarter earnings were $47.9 million, or $0.46 per share, which included a $0.01 per share charge for manufacturing rationalization.

Sales for the first six months of fiscal 2007 were $1,503.0 million, up 7.6 percent from the same period a year ago. Net income for the first half was $65.1 million. Adjusted earnings per share for the first half were $0.63, excluding a $0.10 per share non-cash adjustment for the Huarun minority interest shares. Reported earnings per share for the first half were $0.53. First-half 2006 net income was $70.5 million, or $0.69 per share, which included a $0.02 per share charge for manufacturing rationalization. The company continues to expect fiscal year 2007 adjusted earnings per share to be at the low end of the $1.80-$1.90 range. This guidance excludes an estimated $0.18 per share non-cash adjustment for the minority interest shares.

“Results for the quarter were right in line with our expectations,” said William L. Mansfield, Valspar president and chief executive officer. “We are successfully managing through the current challenges in our architectural paints and wood coatings businesses and remain confident that we will deliver on our second-half expectations.”

“Our long-term growth agenda is advancing,” Mansfield continued. “Our global expansion, acquisition and productivity improvement initiatives are delivering solid results and our investment in building the Valspar brand is off to a strong start.”

William L. Mansfield and Lori A. Walker, vice president, treasurer and controller, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 1:30 p.m. Central Time May 14 through Midnight on May 28 by dialing 1-800-475-6701 from with in the U.S. or 320-365-3844 from outside of the U.S., using access code 872599.

Investor Contact: Lori A. Walker, (612) 375-7350

Media Contact: Mike Dougherty, (612) 375-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended April 27, 2007 and April 28, 2006

	Second Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2007	2006	2007	2006
Net Sales	$808,471	$766,816	$1,502,994	$1,396,581
Cost of Sales	561,590	534,708	1,057,029	983,997
Operating Expenses	168,662	147,600	316,527	281,539
Income From Operations	78,219	84,508	129,438	131,045
Interest Expense	16,238	10,930	30,929	21,710
Other (Income) Expense, Net	(382)	346	2,044	1,155
Income Before Income Taxes	62,363	73,232	96,465	108,180
Income Taxes	20,847	25,297	31,351	37,704
Net Income	$41,516	$47,935	$65,114	$70,476
Mandatorily Redeemable Stock Accrual (1)	(5,067)	—	(10,134)	—
Net Income Available to Common Shareholders	36,449	47,935	54,980	70,476
Average Number of Shares O/S - basic	101,672,432	101,344,587	101,717,101	100,924,295
Average Number of Shares O/S - diluted	103,371,264	103,116,052	103,453,373	102,487,907
Net Income per Common Share - basic	$0.36	$0.47	$0.54	$0.70
Net Income per Common Share - diluted	$0.35	$0.46	$0.53	$0.69

(1)	MANDATORILY REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE $0.05 IN THE SECOND QUARTER OF 2007 AND $0.10 YEAR TO DATE IN 2007.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - "Adjusted Net Income per Common Share -diluted" and "Full Year Guidance for Adjusted Net Income Per Common Share" - which exclude a non-cash accrual relating to Mandatorily Redeemable Stock in connection with the Company's acquisition of the share capital of Huarun Paints Holding Company Limited. Management discloses these measures because it believes these measures may assist investors in comparing the Company's results of operations in the respective periods without regard to the effect on the results in the 2007 period of the non-cash accrual relating to the Huarun acquisition.

NON-GAAP RECONCILIATION

The following is a reconciliation of "Net Income Per Common Share - diluted" to "Adjusted Net Income Per Common Share - diluted" for the periods presented:

	Second Quarter		Year-To-Date
	2007	2006	2007	2006
Net Income per Common Share - diluted	$0.35	$0.46	$0.53	$0.69
Mandatorily Redeemable Stock Accrual	$0.05	$—	$0.10	$—
Adjusted Net Income per Common Share - diluted	$0.40	$0.46	$0.63	$0.69

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	April 27, 2007	October 27, 2006	April 28, 2006
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$61,424	$88,238	$58,359
Accounts Receivable, Net	549,434	475,736	516,032
Inventories	289,919	281,817	251,632
Other	129,127	122,526	110,366
Total Current Assets	1,029,904	968,317	936,389
Goodwill, Net	1,423,307	1,336,098	1,064,856
Other Assets, Net	430,250	427,515	376,421
Property, Plant & Equipment, Net	480,486	459,605	417,515
Total Assets	$3,363,947	$3,191,535	$2,795,181

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable to Banks	$485,569	$489,163	$12,754
Trade Accounts Payable	342,024	368,159	302,139
Income Taxes	36,077	38,455	50,429
Accrued Liabilities	239,633	301,100	253,836
Total Current Liabilities	1,103,303	1,196,877	619,158
Long Term Debt	620,862	350,267	698,148
Deferred Liabilities	361,545	385,605	338,478
Mandatorily Redeemable Stock	28,857	18,723	—
Stockholders’ Equity	1,249,380	1,240,063	1,139,397
Total Liabilities and Stockholders’ Equity	$3,363,947	$3,191,535	$2,795,181

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 2		YTD
	2007	2006	2007	2006
I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.35	$0.46	$0.53	$0.69
Adjustments Per Share, net of tax:
Manufacturing Rationalization, net	$—	$0.01	$—	$0.02
Favorable tax adjustments	$—	$—	$0.01	$—
Mandatorily redeemable stock accrual	$0.05	$—	$0.10	$—

Gross Margin, as a percentage of net sales
Gross Margin, reported	30.5%	30.3%	29.7%	29.5%
Gross Margin, adjusted for net cost of manufacturing rationalization	30.5%	30.6%	29.7%	29.9%

Operating Profit, as a percentage of net sales
Operating Profit, reported	9.7%	11.0%	8.6%	9.4%
Operating Profit, adjusted for net cost of manufacturing rationalization	9.7%	11.3%	8.6%	9.7%

	Quarter 2		YTD
II. Segment Data	2007	2006	2007	2006
Sales
Paint	$273.8	$260.9	$493.5	$448.6
Coatings	$453.3	$422.0	$865.6	$803.0
All Other less intersegment sales	$81.4	$83.9	$143.9	$145.0
Total	$808.5	$766.8	$1,503.0	$1,396.6

Earnings Before Interest and Taxes (EBIT) *
Paint	$30.3	$31.5	$50.0	$38.7
Coatings	$45.6	$51.6	$80.2	$92.8
All Other	$2.7	$1.1	$(2.8)	$(1.6)
Total	$78.6	$84.2	$127.4	$129.9

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2007 presentation.